EXHIBIT 99.906CERT

CERTIFICATIONS BY PRESIDENT AND TREASURER OF

Parnassus Income Funds

PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

I, Jerome L. Dodson, am President of the Parnassus Income Funds (the “Registrant”).

This certification is being furnished pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Registrant’s Annual Report on Form N-CSR for the year ended December 31, 2006 (the “Report”).

I hereby certify that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 12, 2007

/s/ Jerome L. Dodson
Jerome L. Dodson
President

EXHIBIT 99.906CERT

CERTIFICATIONS BY PRESIDENT AND TREASURER OF

Parnassus Income Funds

PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

I, Debra A. Early, am Treasurer of the Parnassus Income Funds (the “Registrant”).

This certification is being furnished pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Registrant’s Annual Report on Form N-CSR for the year ended December 31, 2006 (the “Report”).

I hereby certify that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 12, 2007

/s/ Debra A. Early
Debra A. Early
Treasurer